EXHIBIT H-3



                              Allegheny Energy Fixed Income Ratings

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
                                         Standard & Poors       Moody's            Fitch
                                         ----------------       -------            -----
Outlook                                      Positive           Positive     Positive/Stable1

Effective date                               2/18/2005         2/24/2005         2/25/2005
Allegheny Energy, Inc.
----------------------
   Corporate Rating                             B+
   Unsecured Debt2                              B-                B1               BB-
   Trust Preferred Security                     B-                B2               B+

Allegheny Energy Supply
-----------------------
   Unsecured Debt                               B-                B2               B-
   Term Loan B                                  BB-               Ba3              BB-
   PCB's                                                                           AAA

AE Supply Statutory Trust
-------------------------
   Secured Debt                                 BB-               Ba3              BB-

Monongahela Power
-----------------
   Bonds (Secured)                              BB+               Ba1              BBB
   Unsecured Debt                               B                 Ba2              BBB-
   Preferred Stock                              B-                B1               BB+

Potomac Edison
--------------
   Bonds (Secured)                              BB+               Ba1              BBB
   Unsecured Debt                               B                 Ba2              BBB-

West Penn Power
---------------
   Transition Bonds                             AAA               Aaa              AAA
   Unsecured Debt                               B+                Ba1              BBB-

Allegheny Generating
--------------------
   Unsecured Debt                               B-                B2               B-


1  Rating Outlook Positive for AYE, Inc, AE Supply, and AGC, all other entities are Stable
2  Moody's explicitly rated AYE Inc. Revolver at B1

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